                                                                    Exhibit 99.1

(MANPOWER LOGO)


FOR IMMEDIATE RELEASE
                                                        CONTACT:
                                                        Mike Van Handel
                                                        Chief Financial Officer
                                                        (414) 906-6305


             MANPOWER REPORTS 4TH QUARTER AND FULL-YEAR 2003 RESULTS

MILWAUKEE, WI, USA, January 29, 2004 - Manpower Inc. (NYSE: MAN) today reported that net income for the three months ended December 31, 2003 increased 24.6 percent to $49.9 million, or 63 cents per diluted share, from $40.1 million, or 52 cents per diluted share, a year earlier. Revenues for the fourth quarter totaled $3.3 billion, an increase of 15.9 percent from the year-earlier period.

         Results for the fourth quarter were positively affected by relatively stronger foreign currencies compared to the prior year period. On a constant currency basis, earnings per diluted share for the quarter were 53 cents on a
2.8 percent revenue increase. Results were also favorably impacted by a net 8 cents as a result of a reduction in our estimated liability related to government payroll tax subsidies, partially offset by office closure costs.

         Jeffrey A. Joerres, Manpower Chairman and Chief Executive Officer, said, "Throughout the fourth quarter of 2003 we continued to see positive signs. In several markets throughout the world the demand for our services is gradually improving, but more importantly, our infrastructure investments and execution of our strategies are clearly accelerating our performance.

         "Manpower France continues to perform very well. Germany, Canada, Japan, and Mexico also contributed nicely to the success of the quarter and full year. The U.S. market is more positive, though employers remain hesitant and reluctant to hire. On a full year basis, 2003 was unpredictable and difficult, and the Manpower team across the world responded superbly.

         "We are anticipating the first quarter of 2004 fully diluted earnings per share to fall in the range of 23 to 27 cents. This includes an estimated positive currency impact of 4 cents and earnings accretion from the recently completed acquisition of Right Management Consultants of 3 cents."



                                    - MORE -


MANPOWER INC. o P.O. BOX 2053 o 5301 N. IRONWOOD RD., MILWAUKEE, WI 53201 o USA
                   o PHONE +1.414-961-1000 o www.manpower.com

MANPOWER REPORTS 4TH QUARTER AND FULL-YEAR 2002/PAGE 2

         Net income for the year ended December 31, 2003 totaled $137.7 million or $1.74 per diluted share, up 21.7 percent from $113.2 million, or $1.46 per diluted share in 2002. Revenues for the year were $12.2 billion, an increase of
14.8 percent from the prior year. On a constant currency basis, earnings per diluted share for the year were $1.45 on a revenue increase of 2.2 percent.

         In conjunction with its fourth quarter earnings release, Manpower will broadcast its conference call live over the Internet on January 29 at 8:00 a.m. CST (9:00 a.m. EST). Interested parties are invited to listen by logging on to http://investor.manpower.com.

         Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

                                      # # #

ABOUT MANPOWER INC.

Manpower Inc. (NYSE: MAN) is a world leader in the employment services industry, offering customers a continuum of services to meet their needs throughout the employment and business cycle. The company specializes in permanent, temporary and contract recruitment; employee assessment; training; career transition and organizational consulting services. Manpower's worldwide network of 4,300 offices in 66 countries and territories enables the company to meet the needs of its 400,000 customers per year, including small and medium size enterprises in all industry sectors, as well as the world's largest multinational corporations. The focus of Manpower's work is on raising productivity through improved quality, efficiency and cost-reduction, enabling customers to concentrate on their core business activities. In addition to the Manpower brand, the company operates under the brand names of Right Management Consultants, Jefferson Wells, Elan, Brook Street and Empower. More information on Manpower Inc. is available at www.manpower.com.

FORWARD-LOOKING STATEMENTS

This news release contains statements, including earning projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company's expected future results. The Company's actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those contained in the forward-looking statement can be found in the Company's reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2002, which information is incorporated herein by reference.

                                  Manpower Inc.
                              Results of Operations
                      (In millions, except per share data)


                                                    THREE MONTHS ENDED DECEMBER 31
                                           -------------------------------------------------
                                                                           % VARIANCE
                                                                      ----------------------
                                                                        AMOUNT    CONSTANT
                                              2003            2002     REPORTED   CURRENCY
                                           -------------------------------------------------
                                                                (Unaudited)

Revenues from services (a)                 $ 3,289.2      $ 2,838.1      15.9%      2.8%

Cost of services                             2,689.5        2,322.4      15.8%
                                           -------------------------

  Gross profit                                 599.7          515.7      16.3%      3.3%

Selling and administrative expenses            510.6          428.6      19.1%      6.6%
                                           -------------------------

  Operating profit                              89.1           87.1       2.4%    -12.8%

Interest and other expenses                      8.6           17.9     -52.2%
                                           -------------------------

  Earnings before income taxes                  80.5           69.2      16.4%

Provision for income taxes                      30.6           29.1       5.2%
                                           -------------------------

  Net earnings                             $    49.9      $    40.1      24.6%      6.1%
                                           =========================


Net earnings per share - basic             $     0.64     $     0.52     23.1%
                                           =========================

Net earnings per share - diluted           $     0.63     $     0.52     21.2%      1.9%
                                           =========================


Weighted average shares - basic                 78.2           76.9       1.7%
                                           =========================

Weighted average shares - diluted               79.8           77.6       2.9%
                                           =========================


(a) Revenues from services include fees received from our franchise offices of $7.7 million and $7.6 million for the three months ended December 31, 2003 and 2002, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $339.6 million and $317.9 million for the three months ended December 31, 2003 and 2002, respectively.

                                  Manpower Inc.
                             Operating Unit Results
                                  (In millions)


                                                     THREE MONTHS ENDED DECEMBER 31
                                         ----------------------------------------------------
                                                                            % VARIANCE
                                                                      -----------------------
                                                                        AMOUNT      CONSTANT
                                             2003           2002       REPORTED     CURRENCY
                                         ----------------------------------------------------
                                                               (Unaudited)
Revenues from services:
  United States (a)                      $    497.8     $    495.0        0.6%        0.6%
  France                                    1,233.1        1,034.5       19.2%        0.2%
  EMEA                                      1,089.5          934.0       16.7%        2.5%
  Other Operations                            468.8          374.6       25.1%       13.7%
                                         -------------------------
                                         $  3,289.2     $  2,838.1       15.9%        2.8%
                                         =========================

Operating Unit Profit:
  United States                          $      9.7     $     13.4      -28.1%      -28.1%
  France                                       63.9           48.1       32.9%       11.3%
  EMEA                                         17.0           26.8      -36.7%      -44.9%
  Other Operations                             11.4            4.1      187.5%      173.0%
                                         -------------------------
                                              102.0           92.4
Corporate expenses                             12.9            5.3
                                         -------------------------
    Operating profit                           89.1           87.1        2.4%      -12.8%
Interest and other expenses (b)                 8.6           17.9
                                         -------------------------
    Earnings before income taxes         $     80.5     $     69.2
                                         =========================


(a) In the United States, revenues from services include fees received from the related franchise offices of $6.2 million and $5.8 million for the three months ended December 31, 2003 and 2002, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $286.8 million and $254.2 million for the three months ended December 31, 2003 and 2002, respectively.

(b)   The components of interest and other expense (income) were:

      Interest expense                   $    10.4      $     10.5
      Interest income                          (2.0)          (2.4)
      Foreign exchange gains                   (0.4)          (1.0)
      Miscellaneous, net                        0.6           10.8
                                         -------------------------
                                         $      8.6     $     17.9
                                         =========================

                                  Manpower Inc.
                              Results of Operations
                      (In millions, except per share data)


                                                                                 YEAR ENDED DECEMBER 31
                                                                   -------------------------------------------------
                                                                                                   % VARIANCE
                                                                                              ----------------------
                                                                                                AMOUNT    CONSTANT
                                                                      2003           2002      REPORTED   CURRENCY
                                                                   -------------------------------------------------
Revenues from services (a)                                         $12,184.5      $10,610.9      14.8%      2.2%

Cost of services                                                    10,047.7        8,700.5      15.5%
                                                                   ------------------------

  Gross profit                                                       2,136.8        1,910.4      11.9%     -0.3%

Selling and administrative expenses                                  1,878.9        1,675.6      12.1%      0.6%
                                                                   ------------------------

  Operating profit                                                     257.9          234.8       9.9%     -6.6%

Interest and other expenses                                             35.8           46.8     -23.6%
                                                                   ------------------------

  Earnings before income taxes                                         222.1          188.0      18.2%

Provision for income taxes                                              84.4           74.8      12.8%
                                                                   ------------------------

  Net earnings                                                     $   137.7      $   113.2      21.7%      1.4%
                                                                   ========================



Net earnings per share - basic                                     $    1.77      $    1.48      19.6%
                                                                   ========================

Net earnings per share - diluted                                   $    1.74      $    1.46      19.2%     -0.7%
                                                                   ========================


Weighted average shares - basic                                         77.7           76.4       1.7%
                                                                   ========================

Weighted average shares - diluted                                       79.3           77.7       2.0%
                                                                   ========================


(a) Revenues from services include fees received from our franchise offices of $26.5 million and $25.8 million for the year ended December 31, 2003 and 2002, respectively. These fees are primarily based on revenues generated by the franchise offices (unaudited), which were $1,214.4 million and $1,179.8 million for the year ended December 31, 2003 and 2002, respectively.

                                  Manpower Inc.
                             Operating Unit Results
                                  (In millions)


                                                                       YEAR ENDED DECEMBER 31
                                                     --------------------------------------------------------
                                                                                         % VARIANCE
                                                                                   --------------------------
                                                                                     AMOUNT        CONSTANT
                                                       2003           2002          REPORTED       CURRENCY
                                                     --------------------------------------------------------
Revenues from services:
  United States (a)                                 $ 1,945.8      $ 1,911.4           1.8%          1.8%
  France                                              4,638.8        3,848.2          20.5%          0.9%
  EMEA                                                3,920.2        3,434.9          14.1%         -0.3%
  Other Operations                                    1,679.7        1,416.4          18.6%         12.4%
                                                    ------------------------
                                                    $12,184.5      $10,610.9          14.8%          2.2%
                                                    ========================

Operating Unit Profit:
  United States                                     $    33.7      $    29.2          15.2%         15.2%
  France                                                184.0          143.6          28.2%          7.4%
  EMEA                                                   51.7           83.0         -37.7%        -45.4%
  Other Operations                                       27.9            6.6         324.1%        288.8%
                                                    ------------------------
                                                        297.3          262.4
Corporate expenses                                       39.4           27.5
Amortization of other intangible assets                    --            0.1
                                                    ------------------------
    Operating profit                                    257.9          234.8           9.9%         -6.6%
Interest and other expenses (b)                          35.8           46.8
                                                    ------------------------
    Earnings before income taxes                    $   222.1      $   188.0
                                                    ========================


(a) In the United States, revenues from services include fees received from the related franchise offices of $21.9 million and $21.7 million for the year ended December 31, 2003 and 2002, respectively. These fees are primarily based on revenues generated by the franchise offices (unaudited), which were $1,026.2 million and $1,015.8 million for the year ended December 31, 2003 and 2002, respectively.

(b)   The components of interest and other expense (income) were:

      Interest expense                              $    41.4      $    42.4
      Interest income                                    (8.0)          (9.0)
      Foreign exchange gains                             (1.3)          (1.8)
      Miscellaneous, net                                  3.7           15.2
                                                    ------------------------
                                                    $    35.8      $    46.8
                                                    ========================

                                  Manpower Inc.
                           Consolidated Balance Sheets
                                  (In millions)


                                                                           DEC. 31         DEC. 31
                                                                            2003             2002
                                                                         ----------       ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                              $    426.2       $    284.0
  Accounts receivable, net                                                  2,609.4          2,214.2
  Prepaid expenses and other assets                                           100.1             76.0
  Future income tax benefits                                                  101.4             79.1
                                                                         ----------       ----------
      Total current assets                                                  3,237.1          2,653.3

OTHER ASSETS:
  Goodwill and other intangible assets, net                                   573.8            545.7
  Investments in licensees                                                     66.2             60.5
  Other assets                                                                320.7            253.4
                                                                         ----------       ----------
      Total other assets                                                      960.7            859.6

PROPERTY AND EQUIPMENT:
  Land, buildings, leasehold improvements and equipment                       606.3            533.4
  Less:  accumulated depreciation and amortization                            419.2            344.6
                                                                         ----------       ----------
    Net property and equipment                                                187.1            188.8
                                                                         ----------       ----------
        Total assets                                                     $  4,384.9       $  3,701.7
                                                                         ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                       $    555.4       $    447.0
  Employee compensation payable                                               105.6             96.2
  Accrued liabilities                                                         360.0            295.7
  Accrued payroll taxes and insurance                                         476.6            391.6
  Value added taxes payable                                                   368.2            309.0
  Short-term borrowings and current
    maturities of long-term debt                                               12.1             22.8
                                                                         ----------       ----------
      Total current liabilities                                             1,877.9          1,562.3

OTHER LIABILITIES:
  Long-term debt                                                              829.6            799.0
  Other long-term liabilities                                                 367.1            340.5
                                                                         ----------       ----------
      Total other liabilities                                               1,196.7          1,139.5

SHAREHOLDERS' EQUITY:
  Common stock                                                                  0.9              0.9
  Capital in excess of par value                                            1,732.5          1,696.2
  Accumulated deficit                                                        (167.6)          (289.7)
  Accumulated other comprehensive income (loss)                                28.3           (123.7)
  Treasury stock, at cost                                                    (283.8)          (283.8)
                                                                         ----------       ----------
      Total shareholders' equity                                            1,310.3            999.9
                                                                         ----------       ----------
        Total liabilities and shareholders' equity                       $  4,384.9       $  3,701.7
                                                                         ==========       ==========

                                  Manpower Inc.
                      Consolidated Statements of Cash Flows
                                  (In millions)

                                                                               YEAR ENDED
                                                                               DECEMBER 31
                                                                         ----------------------
                                                                            2003          2002
                                                                         ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                           $  137.7      $  113.2
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                                          64.4          65.4
      Amortization of discount on convertible debentures                      7.6           7.3
      Deferred income taxes                                                  (1.4)         (0.2)
      Provision for doubtful accounts                                        16.7          18.2
      Changes in operating assets and liabilities:
        Accounts receivable                                                 (71.1)        (54.4)
        Other assets                                                        (37.4)         41.6
        Other liabilities                                                   106.9          36.8
                                                                         --------      --------
          Cash provided by operating activities                             223.4         227.9
                                                                         --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                      (55.5)        (58.5)
  Acquisitions of business, net of cash acquired                             (6.7)        (33.5)
  Proceeds from the sale of property and equipment                            6.0           5.3
                                                                         --------      --------
          Cash used by investing activities                                 (56.2)        (86.7)
                                                                         --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments of short-term
    facilities and long-term debt                                           (84.5)       (115.0)
  Proceeds from stock option and purchase plans                              35.6          29.4
  Repurchase of common stock                                                   --         (30.7)
  Dividends paid                                                            (15.6)        (15.3)
                                                                         --------      --------
          Cash used by financing activities                                 (64.5)       (131.6)
                                                                         --------      --------

Effect of exchange rate changes on cash                                      39.5          28.6
                                                                         --------      --------
Change in cash and cash equivalents                                         142.2          38.2

Cash and cash equivalents, beginning of period                              284.0         245.8
                                                                         --------      --------
Cash and cash equivalents, end of period                                 $  426.2      $  284.0
                                                                         ========      ========